SECURITIES PURCHASE AGREEMENT

This Agreement (the "Agreement") is made as of August 18, 2005 by and among CYBERQUEST GROUP, INC., a Florida corporation (the "Company"), VASCULAR RELIEF CENTERS CORP., a Nevada corporation (the "Subsidiary"), and the individuals set forth on Exhibit A (the "Purchasers").

BACKGROUND

The Company and the Subsidiary desire the Purchasers to purchase the Notes and the Shares (the "Securities") for an aggregate purchase price of $170,000 on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
DEFINITIONS

"Ancillary Agreements" means all the agreements, documents and instruments executed and/or delivered by the parties at the Closing pursuant to the Agreement, including, without limitation, the Notes, the Stock Option Agreement, and the Pledge Agreement.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations adopted pursuant thereto.

"Damages" means all costs, losses, diminution in value, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, clean up or remedial action, losses resulting from any shutdown or curtailment of operations, and damages to the Environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification).

"GAAP" means United States generally accepted accounting principles, consistently applied in accordance with historic practices.

"Global Capital" means Global Capital Corp., a Nevada corporation.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assessment, deed of trust, lease, adverse claim, levy, charge, restriction on transfer, or encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

"Material Adverse Effect" means, with respect to any Person, any effect, or series of effects that individually or in the aggregate materially adversely affects (i) the business, properties, financial condition, or operations of such Person, or (ii) the ability of such Person to perform its obligations under this Agreement or any Ancillary Agreement, except in each case for which any such Material Adverse Effect results from (a) changes in general, economic or political conditions or the securities market, (b) changes in accounting standards or requirements, or (c) acts of war (whether or not declared), terrorism or other similar acts.

"Notes" means the Notes given by the Company in favor of the Purchasers in the amounts set forth opposite their names on Exhibit A.

"Organizational Documents" means, with respect to the Company or the Subsidiary, the Articles of Incorporation and Bylaws of such entity.

"Person" means any natural person, corporation, partnership, joint venture, limited liability company, association, joint-stock company, other business organization, trust, union, unincorporated organization or government, or any agency or political subdivision thereof.

"Pledge Agreement" means the Pledge Agreement given by Joe Morgan in favor of the Purchasers pledging 500,000 shares of the Company's common stock to secure payment of the Notes.

"Securities Act" means the Securities Act of 1933, as amended, and the regulations adopted pursuant thereto.

"Shares" means the number of shares of the Company's voting common stock set forth opposite each Purchaser's name on Exhibit A.

ARTICLE II
PURCHASE AND SALE OF SECURITIES

2.01 Purchase and Sale. At the Closing and subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchasers, and the Purchasers agrees to purchase from the Company, the Securities for an aggregate purchase price of $170,000 (the "Purchase Price"). The Purchase Price shall be allocated among the Notes and the Shares as follows:

Notes	$169,000
Shares	$1,000

None of the parties will take any position in its tax returns or otherwise that is inconsistent with the allocation of the Purchase Price set forth in this Section 2.01.

2.02 Use of Proceeds. The Company and the Subsidiary will apply the proceeds of the sale of the Securities (i) first, to the payment of the fees and expenses of the Purchasers associated with the transactions contemplated by this Agreement, and (ii) second, to working capital and general corporate purposes.

2.03 The Closing. The closing of the consummation of the sale and purchase of the Securities under this Agreement (the "Closing") will occur as of the date hereof (the "Closing Date").

ARTICLE III
REPRESENTATIONS AND WARRANTIES
CONCERNING THE COMPANY AND THE SUBSIDIARY

The Company and the Subsidiary jointly and severally represent and warrant to the Purchasers as of the Closing Date as follows:

3.01 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the

Company and the Subsidiary has all requisite power and authority to carry on its business as now being conducted and proposed to be conducted and to own, lease or operate its properties as and in the places where such business is now conducted or proposed to be conducted and such properties are now owned, leased or operated. Each of the Company and the Subsidiary is duly qualified and in good standing as a foreign corporation authorized to carry on its business in the states where the nature of the activities conducted or proposed to be conducted, or the character of the properties owned, leased or operated by the Company or the Subsidiary requires such qualification, except where such failure to qualify will not have a Material Adverse Effect on the Company or the Subsidiary.

3.02 Authority; No Conflicts.

(a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company (i) have been duly authorized by all necessary corporation action on the part of the Company, and (ii) do not conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, any provision of the Organizational Documents of the Company or the Subsidiary, or any agreement, law, rule or regulation or any order, judgment or decree to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their properties are bound or affected, except for any such Lien created under or pursuant to this Agreement or the Ancillary Agreements.

(b) No consent, approval, or other action is required to be obtained or taken by the Company or the Subsidiary in connection with the execution, delivery and performance by the Company of this Agreement or the Ancillary Agreements that has not been obtained or taken as of the date hereof.

(c) The Company has full power and authority to enter into this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes, and the Ancillary Agreements when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies. The Stock Option Agreements (defined below) when executed and delivered will constitute, valid and binding obligations of the grantor thereof enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

3.03 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of common stock, $0.001 par value per share, of which 34,075,000 shares are issued and outstanding. All such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Global Capital owns at least 2,000,000 shares of the Company's voting common stock.

(b) All issued and outstanding capital stock of the Subsidiary is owned by the Company free and clear of any Lien.

(c) The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens. The Shares will be issued by the Company to the Purchasers in a transaction exempt from registration and

qualification under applicable federal and state securities laws. The shares to be issued upon exercise of the Stock Option Agreements (defined below), when issued (the "Option Shares") will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens.

(d) There are no (i) rights, options or warrants of any kind outstanding to purchase or acquire any capital stock or any other ownership interest in the Company or the Subsidiary or (ii) other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any capital stock or any other ownership interest in the Company or the Subsidiary or under the terms of which the parties thereto have the right to purchase or acquire any capital stock or any other ownership interest in the Company or the Subsidiary.

(e) Neither the Company nor the Subsidiary is subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock. There are no commitments of the Company or the Subsidiary to distribute to holders of any class of its capital stock any evidence of indebtedness or assets, or to pay any dividend or make any other distribution in respect thereof.

(f) No Person has a contractual right to demand or other right to cause the Company or the Subsidiary to file any registration statement under the Securities Act, relating to any securities of the Company or the Subsidiary or any right to participate in any offering of the Company's or the Subsidiary's securities. There are no agreements between or among the Company's shareholders or buy-sell agreements of any kind affecting the Company's capital stock or other securities.

3.04 Financial Statements. The Company has delivered to the Purchasers certain financial statements and information regarding the Company and one or more of its subsidiaries (the "Financial Statements"). All of the Financial Statements have been prepared from the books and records of the Company or such subsidiaries in accordance with reasonable accounting principles applied on a consistent basis throughout the periods contained in the Financial Statements, and fairly present the financial condition of the Company (and/or such subsidiaries, as the case may be) as of their respective dates and the results of its operations for the periods covered thereby.

3.05 No Material Adverse Change. Since the most recent date of the Financial Statements, there has been no event or occurrence which has had, will have, or may reasonably be expected to have a Material Adverse Effect on the Company.

3.06 Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, pending or threatened against (i) the Company or the Subsidiary, (ii) the Company's or the Subsidiary's stockholders, directors, officers, or employees for acts or omissions relating to the Company or the Subsidiary, (iii) the Company's or the Subsidiary's properties, assets, Company Benefit Plans or business, or (iv) the transactions contemplated by this Agreement; and there is no basis for any of the foregoing.

3.07 Compliance with Laws and Other Instruments. To its best knowledge, after conducting a reasonable due diligence investigation, the Company and the Subsidiary have materially complied with all laws, rules, regulations, ordinances, orders, judgments and decrees applicable to its business, properties or currently proposed operations. Neither the ownership nor use of the Company's or the Subsidiary's properties, nor the conduct or currently proposed conduct of its business, materially conflicts with the rights of any other Person or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Company's Organizational Documents, the Subsidiary's Organizational Documents or any Lien, license, agreement, understanding, law, ordinance, rule, regulation, zoning regulation, order,

judgment or decree to which either the Company or the Subsidiary is a party or by which it or its assets may be bound or affected.

3.08 Related Party Transactions. None of the Company's or the Subsidiary's directors, officers, employees, agents, shareholders or Affiliates (i) has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's or the Subsidiary's business; (ii) owns, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (A) has business dealings or a material financial interest in any transaction with the Company or the Subsidiary, or (B) engages in competition with the Company or the Subsidiary; (iii) is a party to any contract or agreement with the Company or the Subsidiary; or (iv) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or the Subsidiary, except for claims in the ordinary course of business such as for salary or wages, accrued benefits under employee benefit plans.

3.09 Disclosure. No representation or warranty by the Company or the Subsidiary in this Agreement or any of the Ancillary Agreements, nor any statement, document or certificate furnished or to be furnished by the Company, the Subsidiary or their representatives to the Purchasers or the Purchasers's representatives in connection with this Agreement or any of the Ancillary Agreements, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the facts stated therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers severally represent and warrant to the Company as of the Closing Date, as follows:

4.01 Investment Intent. Each of the Purchasers is an "accredited investor," as defined under Rule 501(a) of Regulation D of the Securities Act. The Securities are being purchased for the Purchasers' respective own account and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act. The Purchasers understand that the Securities have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Company upon this exemption is predicated in part upon this representation and warranty by the Purchasers.

ARTICLE V
CLOSING CONDITIONS

The execution of this Agreement and the Closing will occur simultaneously. The obligations of the Purchasers under this Agreement are subject to fulfillment prior to or at Closing of each of the following conditions, unless waived in writing (in whole or in part) by the Purchasers:

5.01 Representations and Warranties True. The representations and warranties of the Company in this Agreement must be true and correct on the date hereof and as of the Closing Date.

5.02 Compliance with Agreement. The Company must have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

5.03 Execution and Delivery of Closing Documents. The Company must deliver to the Purchasers, the following, duly executed as appropriate:

(a) this Agreement;

(b) the Notes;

(c) stock certificates evidencing the Shares;

(d) the Pledge Agreement, and all instruments and certificates related thereto.

(e) stock option agreements given by Global Capital Corp. in favor of each of the purchasers to purchase the number of shares of the Company's stock set forth opposite such Purchaser's name on Exhibit A for $0.50 per share expiring November 31, 2006 (the "Stock Option Agreements").

ARTICLE VI
INDEMNIFICATION

6.01 Indemnification by the Purchasers. The Purchasers will severally indemnify, reimburse, defend and hold harmless the Company and its successors and assigns, from and against any and all Damages, incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Purchasers in or pursuant to this Agreement.

6.02 Indemnification by the Company. The Company will indemnify, reimburse, defend and hold harmless the Purchasers, their employees, agents, representatives, affiliates, successors and assigns (collectively the "Purchasers Group") from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) the breach of any covenant or agreement made by the Company in this Agreement or any Ancillary Agreement; (ii) the breach of any of the representations and warranties made by the Company in this Agreement, (iii) the breach of any of the representations and warranties made by the Company in any Ancillary Agreement.

6.03 Survival. The representations and warranties in this Agreement will survive the Closing.

ARTICLE VII
MISCELLANEOUS

7.01 Governing Law. This Agreement and the Ancillary Agreements will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to the conflicts of law principles of any jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Minneapolis or St. Paul, Minnesota, in any action or proceeding arising out of or relating to this Agreement and the Ancillary Agreements and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or any Ancillary Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

7.02 Expenses. At the Closing, the Company will pay the reasonable legal expenses of the Purchasers relating to the negotiation and drafting of this Agreement, the Ancillary Agreements and entering into the transactions contemplated hereby. In addition, the Company and the Subsidiary will pay all reasonable out of pocket expenses incurred by the Purchasers after the Closing in connection with the enforcement of this Agreement, the Ancillary Agreements or any of the instruments and documents delivered and to be delivered hereunder or thereunder, including all reasonable fees and out-of-pocket expenses of legal counsel retained by the Purchasers with respect thereto. The Company and the Subsidiary will promptly reimburse the Purchasers for all reasonable costs and expenses, as they are incurred, associated with any amendment, waiver, extension or restructuring of the loans or agreements or covenants contemplated in this Agreement or any of the Ancillary Agreements.

7.03 Notices. All notices and other communications under this Agreement must be in writing and will be deemed given (i) when received if delivered personally or by courier (with written confirmation of receipt), (ii) on the date of transmission if sent by facsimile (with written confirmation of receipt), or (iii) five days after being deposited in the mail if sent by registered or certified mail (postage prepaid, return receipt requested), to the addresses set forth below (or such other address as is furnished in writing by either party to the other parties):

(a) If to the Purchasers:

Larry C. Hopfenspirger
2025 Nicollet Avenue South
Suite 203
Minneapolis, MN 55404
Tel: (612) 872-6707
Fax: (612) 872-0728

with a copy to:

Fredrikson & Byron, P.A.
Attention: Sjur Midness
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Tel.: 612-492-7000
Fax: 612-492-7077

(b) If to the Company:

Cyberquest, Inc.
400 International Parkway, Ste 100
Heathrow, FL 32746
Attn: CFO
Tel.: 407-708-5818
Fax: 407-708-5819

7.04 Entire Agreement. This Agreement and the Ancillary Agreements, including the other documents referred to herein, contain the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement and the Ancillary Agreements supersede all prior agreements and undertakings between the parties with respect to such subject matter.

7.05 Amendments; Consents; Waivers. No waiver, modification, amendment of any provision of this Agreement, or any consent will be effective unless specifically made in writing and duly signed by the party to be bound thereby. No waiver of any term or condition of this Agreement, in any one or more instances, will constitute a waiver of the same term or condition of this Agreement on any future occasion.

7.06 Severability of Invalid Provision. If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenants or agreements will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

7.07 Successors and Assigns. This Agreement and the various instruments and agreements delivered in connection with the consummation of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties hereto and any attempt to do so will be void; provided, however, that the Purchasers may assign any or all of its rights and interests hereunder.

7.08 Rules of Construction. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof. This Agreement and the Ancillary Agreements have been negotiated on behalf of the parties with the advice of legal counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision will be applied in the construction or interpretation of this Agreement or the Ancillary Agreements.

7.09 Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

7.10 No Third-Party Rights. Nothing expressed or implied in this Agreement is intended, nor may be construed, to confer upon or give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

7.11 Further Assurances. Each of the parties will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

THE PURCHASERS:

____
LARRY C. HOPFENSPIRGER

____
SANFORD AND LINDA BRINK, JTWROS

____
SANFORD AND LINDA BRINK, JTWROS

THE COMPANY:

CYBERQUEST GROUP, INC.

By: ______________________________
Its: President

THE SUBSIDIARY:

VASCULAR RELIEF CENTERS CORP.

By: ______________________________
Its: President

Exhibit A

Purchasers	Principal Amount of Note	Shares	Option Shares
LARRY C. HOPFENSPIRGER	$150,000	75,000	250,000
SANFORD AND LINDA BRINK, JTWROS	$20,000	10,000	60,753